EXHIBIT 2.4


BUSINESS PURCHASE AGREEMENT ("AGREEMENT") BETWEEN IVI COMMUNICATIONS, INC., INTERNET BUSINESS CONSULTING, INC. AND APPSTATE.NET, LLC.

This Business Purchase Agreement entered into on January 1, 2005 by and between IVI Communications, Inc. ("Buyer"), a Nevada corporation incorporated May 8, 2002 doing business at 6171 W. Century Blvd., Suite 130, Los Angeles, CA 90045 and Internet Business Consulting, Inc. ("IBC") a Florida corporation incorporated May 6, 1996 doing business at 124 West John Street, Matthews, NC 28105 and AppState.Net, Llc ("AppState") a North Carolina corporation incorporated July, 2004 doing business at 176 East King Street, Boone, NC 28607. IBC and AppState are jointly referred to as "Seller". All Consideration will be paid to IBC's majority shareholder and AppState's managing member Hollis to be distributed to owners and shareholders of Seller.

WHEREAS, Buyer is an entity that wishes to acquire Seller's corporations and named ("Assets") on Schedule A and ("Liabilities") on Schedule B to this Agreement; and,

WHEREAS, Buyer has 105,000,000 shares authorized; and,

WHEREAS, Seller wishes to sell its corporation and named assets and liabilities to Buyer, and,

WHEREAS, Seller are non-public corporations with either wholly owned or majority owned with controlling interest by James R. Hollis ("Hollis"); and,

THEREFORE, Seller and Buyer agree to the following terms and structure of the
Agreement:

CONSIDERATION: Buyer will acquire 100% of Sellers Stock in IBC and the corporation of AppState in exchange for restricted shares of Buyer's common stock valued at $1 per share on a dollar-for-dollar exchange equal to one times the annual revenue of IBC plus one times the annualized revenue of AppState (based upon Buyers audit of Seller's corporations' total revenues for fiscal year ending December 31, 2004) Such shares will be restricted stock with 100,000 shares paid within 10 days of this agreement and the balance issued to Seller no later than 10 days after completion of Buyer's audit. Buyer agrees that the market value of its stock shall be $1 per share by January 1, 2007. Failure to achieve this value will result in an adjustment of the purchase price ("make-good" clause).

The Buyer also agrees to Seller to make 12 monthly payments of $28,334 with the first payment due with the signing of this agreement, followed by 12 payments of $20,000 all due no later than the 1st day of the month following completion of Buyer's Audit and then on the 1st day of each subsequent month thereafter until paid in full. Seller may, at their option up and until all payments have been made, have any or all of this paid as part of an employment contract with Hollis as compensation.

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The Buyer also agrees to authorize Internet Business Consulting, Inc. and
AppState.Net, Llc to enter into a `sell leaseback' financial transaction ("Lease") so that certain Assets on Schedule A may, at Buyer's option, be put on the Lease to enable the Seller to be paid for the Assets. Buyer agrees to select certain Assets to be put on the Lease no later than April 15, 2005. Any assets not on the Lease shall remain the property of Seller and listed on Schedule C. Seller has the option to store the Assets on Schedule C at the offices of Internet Business Consulting, Inc. and AppState.Net, Llc until all Consideration due to Seller has been paid in full. Seller agrees to the following terms of the Lease and the full terms and conditions of the Lease per Attachment 1 to this
Agreement:

1. 24-month term with 24 equal payments. 2. $1.00 Purchase Option at the end of the Lease.
3. Acceptance Date of January 1 and a Commencement Date of May 1, 2005 (120 day `no pay' period).
4. 10% Interest Rate (rate factor of .04577).
5. Up to $100,000.

The allocation of the total purchase price paid shall be determined solely by the Seller, adhere to generally acceptable accounting principals, and notice given to Buyer by December 31, 2005.

AUDIT: Buyer has until April 15, 2005 to complete an audit on Seller's corporations at the cost to the Buyer. During the audit, if it is discovered that any material misrepresentations took place the Agreement shall be adjusted. If Buyer is unable to complete the audit by May 13, 2005, this Agreement becomes null and void and Seller may retain the initial payment of $28,834 and 100,000 shares of restricted stock; and Buyer waives any Notice requirement and agrees that this constitutes an immediate event-of-Default. Seller agrees to full and timely response to any request for information by auditor.

EMPLOYMENT: It is anticipated that all employees of Seller will be retained by Buyer and that Hollis will be an employee of Buyer under a contract to be separately negotiated within 90 days from this Agreement to manage the corporate operations acquired by Buyer from Seller and that Hollis will utilize his knowledge of the ISP and Wireless Internet market to identify and assist Buyer in acquiring additional ISP and Wireless ISP operations.

DEFAULT: Failure by either party to perform under the terms of this Agreement constitutes an event-of-default. The non-defaulting party must provide the other party Notice as outlined in this Agreement. If the defaulting party does not cure the event-of-default or come to a formal, written agreement on the default within 30 days upon serving Notice the non-defaulting party may exercise its rights under the Remedies outlined in this agreement or as provided by local, state, and federal laws.

NOTICE(S): All notices, except as outlined in the Audit section, must be by commercial carrier with tracking confirmation or USPS certified mail.

To Buyer:    Nyhl Henson                  To Seller:     Jim Hollis
             IVI Communications                          2610 Brook Hollow Road
             6171 W. Century Blvd.                       Charlotte, NC  28270
             Suite 130
             Los Angeles, CA  90045

REMEDIES: In the case of an uncured Default by Buyer all company stock and assets held in the corporation of Internet Business Consulting, Inc. and AppState.Net, Llc shall be transferred to Hollis or any assignee as designated by Hollis and the following will immediately occur but not limited to:

    1. The corporation and assets will be transferred to Hollis free and clear of any encumbrances, and
    2.  Hollis may take peaceful possession of the Corporation and assets, and
    3. Hollis may recover all commercially reasonable costs and expenses incurred by Seller or Hollis to effect theses Remedies, and
    4. Seller and Hollis may retain any cash Consideration paid under this agreement, and
    5. Seller and Hollis is due any cash Consideration that may be due through the date of Default, and
    6.  Seller may retain 100,000 shares of restricted stock, and
    7. Buyer agrees to execute such financing statements, amendments thereto and other instruments as may be requested by Seller or Hollis and hereby constitutes and appoints Hollis its true attorney-in-fact to execute such financing statements, amendments thereto on behalf of Buyer without Buyer's signature

UCC FILINGS: Seller agrees to execute such financing statements, amendments thereto and other instruments as may be requested by Hollis and hereby constitutes and appoints Hollis its true attorney-in-fact to execute such financing statements, amendments thereto on behalf of Buyer without Buyer's signature. Seller agrees that the filing of this Agreement or a photocopy thereof shall constitute and be the equivalent of the filing of an original financing statement with respect to the Assets under the Uniform Commercial Code and Seller hereby adopts any photocopy or other reproduction of its signature on this Agreement as its own.

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CONFIDENTIALITY: Both parties mutually agree that it will not at any time, or in any fashion or manner divulge, disclose or otherwise communicate to any person or corporation, in any manner whatsoever, any information of any kind, nature, or description concerning any matters affecting or relating to the business of each other's company. This includes its method of operation, or its plans, its processes, or other data of any kind or nature that they know, or should have known, is confidential and not already information that resides in the public domain. Both parties expressly agree that confidentiality of these matters is extremely important and gravely affect the successful conduct of each company, and its goodwill, and that any breach of the terms of this section is a material breach of this Agreement.

BROKERAGE FEES: Seller is not and shall not be party to, or in any way obligated under any contract or agreement, oral or written, for the payment of fees or expenses to any broker or other party in connection with the origin, negotiation, execution or consummation of this Agreement.

GOVERNING LAW: This Agreement shall be construed and interpreted in accordance with, and the validity of this Agreement shall be judged by the laws of the State of North Carolina. Sole and exclusive jurisdiction for any litigation regarding this Agreement shall be in the appropriate State Court in and for Mecklenburg County, North Carolina.

ATTORNEY'S FEES: The prevailing party shall be entitled to recover a reasonable attorney's fees in connection with any litigation arising out of this Agreement or its interpretation.

SEVERABILITY: The invalidity of any provision of the Agreement shall not impair the validity of any other provision. If any provision of this Agreement is determined to be unenforceable by a court of competent jurisdiction, such provision shall be deemed severable and the remaining provisions of the Agreement shall be enforced

ACCEPTED AND AGREED TO:

IVI Communications, Inc.                    Internet Business Consulting, Inc.

By: /s/ Charles J. Roodenburg               By:  /s/ James R. Hollis
    --------------------------------             -----------------------------
Printed Name:  Charles J. Roodenberg        Printed Name:  James R. Hollis
Title:  COO                                 Title:   President

Date:  1/31/05                              Date:  1/31/05
                                                   AppState.Net, Llc



                         By:      /s/ James R. Hollis
                        Printed Name: James R. Hollis





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TITLE:  MANAGING MEMBER
ATTACHMENT A - ASSETS, INTERNET BUSINESS CONSULTING, INC,

As of September 30, 2004 and to be revised by Buyer's Audit based on assets held on December 31, 2004. Buyer has the option of purchasing any of the following Tangible Assets for Cash on or before April 15, 2005 or at it's option putting such Tangible Assets on the Lease as defined under `Consideration' of this Agreement. Tangible Assets not purchased or put on the Lease will be added to Schedule C. Buyer and Seller will mutually agree to the Fair Market Value of Tangible Assets as of January 1, 2005.

INTERNET BUSINESS CONSULTING, INC. TANGIBLE ASSETS

         $   129,646  Inventory (may be offset by associated Accounts Payable)
         $     4,200  Security Deposit
         $     3,400  IBC Signage
         $     2,500  Tradeshow Booth
         $       850  Sony LCD Projector
         TBD          Office Equipment, Machines and Software
         TBD          Office Furniture
         TBD          Office Supplies
         TBD          Training Center Furniture
         TBD          Installation Equipment, Tools, Ladders
         TBD          Shelves in Laboratory/Inventory Room
         TBD          Other Assets as Needed by Buyer

INTERNET BUSINESS CONSULTING, INC. INTANGIBLE ASSETS

         Local and Toll Free Phone Numbers
         Domain Names and Web Sites
         All Data Bases and Customer Lists
         Company Name, Nick Names, Logos, Trademarks
         Marketing Materials & Supplies

SPECIFIC ASSETS OF INTERNET BUSINESS CONSULTING, INC. EXCLUDED FROM THE BUSINESS PURCHASE AGREEMENT, ATTACHMENT A


         Cash received before January 1, 2005
         Inventory Not Offset by Accounts Payable
         Accounts Receivable
         (3) Laptop Computers owned by Employees J. Hollis, B. Taylor, B. Lambert 2001 BMW M5 1999 Dodge Durango Glass & Wood Cabinet at front reception desk (10) Office Workstation Cubicles Consigned Inventory for Resale The office building at 124 West John Street is not owned by Seller



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ATTACHMENT A - ASSETS, APPSTATE.NET, LLC                             PAGE 2 OF 2

As of September 30, 2004 and to be revised by Buyer's Audit based on assets held on December 31, 2004. Buyer has the option of purchasing any of the following Tangible Assets for Cash on or before April 1, 2005 or at it's option putting such Tangible Assets on the Lease as defined under `Consideration' of this Agreement. Tangible Assets not purchased or put on the Lease will be added to Schedule C. Buyer and Seller will mutually agree to the Fair Market Value of Tangible Assets as of January 1, 2005

APPSTATE.NET, LLC TANGIBLE ASSETS

         Inventories
         Network Operations Assets
         Office Equipment, Machines, & Supplies
         All Software
         Installation Equipment & Supplies
         Field Network Equipment
         Other Assets as Needed by Buyer

APPSTATE.NET, LLC INTANGIBLE ASSETS

         Local and Toll Free Phone Numbers
         Customer Lists and Data Bases
         Domain Names and Web Sites
         Company Name, Nick Names, Logos, Trademarks
         Marketing Materials & Supplies

SPECIFIC ASSETS OF APPSTATE.NET, LLC. EXCLUDED FROM THE BUSINESS PURCHASE AGREEMENT, ATTACHMENT A


         Cash prior to January 1, 2005
         Accounts Receivable
         Laptop Computers used by employees Keith Barringer and JD Jernigan
         (2) Ladders





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ATTACHMENT B - LIABILITIES, INTERNET BUSINESS CONSULTING, INC.      PAGE 1 OF 2

As of September 30, 2004 and to be revised by Buyer's Audit based on liabilities held on December 31, 2004

INTERNET BUSINESS CONSULTING, INC. LIABILITIES

         $  167,539  Accounts Payable (excluding those associated with A/R)
         $    2,303  Accrued Expenses
                     Office Lease with Sir Frog Enterprises, Llc.
                     Master Lease with Sir Frog Enterprises, Llc.
                     Office Building Insurance
                     Office Building Property Taxes
                     Company Insurance
                     Utilities (Electric, Water, Phone)

SPECIFIC LIABILITIES OF INTERNET BUSINESS CONSULTING, INC. EXCLUDED FROM THE BUSINESS PURCHASE AGREEMENT, ATTACHMENT B


         $ 493,860   Revolving Line of Credit
         $  85,280   Due to Related Party


ATTACHMENT B - LIABILITIES, APPSTATE.NET, LLC.                      PAGE 2 OF 2


As of September 30, 2004 and to be revised by Buyer's Audit based on liabilities held on December 31, 2004

APPSTATE.NET, LLC LIABILITIES

         Accounts Payable (excluding those associated with A/R)
         Master Lease with Sir Frog Enterprises, Llc.
         Lease Agreement with Wells Fargo Financial
         Accrued Expenses
         Office & Apartment Lease
         Office & Apartment Building Insurance
         Company Insurance
         Utilities (Electric, Water, Phone)
         Yellow Pages

SPECIFIC LIABILITIES OF APPSTATE.NET, LLC EXCLUDED FROM THE BUSINESS PURCHASE AGREEMENT, ATTACHMENT B.




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ATTACHMENT C - EXCLUDED ASSETS, INTERNET BUSINESS CONSULTING, INC.   PAGE 1 OF 2

Buyer agrees to select certain Tangible Assets to be put on the Lease no later than April 15, 2005. Any assets not on the Lease shall remain the property of Seller and listed on this Schedule C. Seller has the option to store the Assets on Schedule C at the offices of Internet Business Consulting, Inc. until all Consideration due to Seller has been paid in full.

ASSETS:

Inventory paid for by IBC but not included in the purchase; may be purchased for resale subsequent to 12-31-04.


ATTACHMENT C - EXCLUDED ASSETS APPSTATE.NET, LLC                     PAGE 2 OF 2

Buyer agrees to select certain Tangible Assets to be put on the Lease no later than April 15, 2005. Any assets not on the Lease shall remain the property of Seller and listed on this Schedule C. Seller has the option to store the Assets on Schedule C at the offices of and AppState.Net, Llc until all Consideration due to Seller has been paid in full.

ASSETS:

Inventory paid for by AppState.Net, Llc but not included in the purchase may be purchased for resale subsequent to 12-31-04.